UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2018, Real Goods Solar, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”), notifying the Company that it no longer complies with Nasdaq Listing Rule 5550(b)(1) due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations. The Company reported stockholders’ equity of ($123,000) in its Form 10-Q for the period ended June 30, 2018.

The Company’s Class A common stock remains listed on Nasdaq under the symbol RGSE. Under Nasdaq Listing Rule 5810(c)(2), the Company has 45 days, or until November 12, 2018, to submit a plan to regain compliance. If Nasdaq accepts the plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter, or March 27, 2019, to provide evidence of compliance. If Nasdaq does not accept the Company’s plan, Nasdaq will notify the Company that its Class A common stock is subject to delisting. The Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

The Company intends to submit a compliance plan to Nasdaq on or before the November 12, 2018 deadline.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: October 1, 2018